SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                     July 12, 2001
               ---------------------------------------------------------------
                         (Date of earliest event reported)

                          Bear Stearns Depositor Inc.
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              (Exact Name of Registrant as Specified in Charter)

         Delaware                     333-58504               13-4164633
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(State of Incorporation)            (Commission             (I.R.S. Employer
                                    File Number)           Identification No.)

         245 Park Avenue
         New York, New York                                       10167
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(Address of Principal Executive Offices)                       (Zip Code)

       Registrant's Telephone Number, including area code (212) 272-2000
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ITEM 5.  Other Events
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     On July 12, 2001, Bear Stearns Depositor Inc. ("BSDI") transferred
$26,000,000 aggregate principal amount of 7.00% Debentures due December 1, 2095, issued by BellSouth Telecommunications, Inc. (the "Underlying Securities") to the Trust Certificates (TRUCs), Series 2001-3 Trust (the "Trust") established by BSDI, which issued Trust Certificates, Series 2001-3 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of June 19, 2001 (the "Standard Terms"), between BSDI and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of July 12, 2001 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between BSDI and the Trustee. The Class A-1 Certificates were purchased by Bear, Stearns & Co. Inc. ("Bear Stearns") from BSDI pursuant to an underwriting agreement, dated June 25, 2001 (the "Underwriting Agreement"), between BSDI and Bear Stearns, acting for itself and as representative of the underwriters named in Schedule A of the Underwriting Agreement.

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

     (a) Financial Statements - Not Applicable

     (b) Pro Forma Financial Information - Not Applicable

     (c) Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
--------------                 -----------

      4.1 Series Supplement, dated as of July 12, 2001, between Bear Stearns Depositor Inc., as Depositor, and U.S. Bank Trust National Association, as Trustee.




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

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BEAR STEARNS DEPOSITOR INC.


                                          /s/ Timothy A. O'Neill
                                          ---------------------------------
                                          Name:    Timothy A. O'Neill
                                          Title:   Executive Vice President

July 18, 2001



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

                               INDEX TO EXHIBITS

Exhibit No.                                  Description
-----------                                  -----------
    4.1 Series Supplement, dated as of July 12, 2001, between Bear Stearns Depositor Inc., as Depositor, and U.S. Bank Trust National Association, as Trustee.



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